[FORM OF]

                             DISTRIBUTION AGREEMENT


                  This DISTRIBUTION AGREEMENT is dated as of _______________, _____ by and between [NAME], a [Maryland corporation/Massachusetts Trust (the "Corporation")/"Trust)] and [NAME], a Delaware corporation (the "Distributor").


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Corporation is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

                  WHEREAS, the Corporation is authorized to issue shares of common stock, par value $._____ per share (the "Shares"), in separately designated series representing separate funds with their own investment objectives, policies and restrictions (the "Portfolios") and has registered the Shares of the Portfolios under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus (the "Prospectus") and a statement of additional information (the "Statement of Additional Information"); and

                  WHEREAS, the Corporation has adopted a Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act on behalf of each Fund (the "Distribution Plans") and may enter into related agreements providing for the distribution of the Shares of the Portfolios; and

                  WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                  WHEREAS, the Corporation wishes to engage the services of the Distributor as distributor of the Shares of the Portfolios and the Distributor is willing to serve in that capacity;

                  NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

                  1. EXCLUSIVE DISTRIBUTOR. The Portfolios hereby agree that the Distributor shall and for the period of this Agreement be exclusive agent for distribution within the United States and its territories, and the Distributor agrees to use its best efforts during such period to effect such distribution of the Shares ; PROVIDED, HOWEVER, that nothing herein shall prevent a Fund, if it so elects, from selling or otherwise distributing its Shares directly to any persons other than dealers. In connection therewith, it is contemplated that the Distributor will enter into agreements with selected securities dealers. The Portfolios understand that the Distributor also acts as agent for distribution of shares of capital stock or beneficial interest, as the case may be, of other open-end investment companies which have entered into management and advisory agreements with the Portfolios' current investment adviser.

                  2. SALE OF THE SHARES. The Distributor is authorized as agent for the Portfolios and not as principal, to sell the Shares to other purchasers on such terms as may be provided in the then current Prospectus of the Portfolios; PROVIDED, HOWEVER, that no sales shall be confirmed by the Distributor at any time when, according to advice received by the Distributor from a Fund, the officers of the Corporation have for any reason sufficient to them temporarily or permanently suspended or discontinued the sale and issuance of such Fund's Shares. Each sale shall be effected by the Distributor only at the applicable price, plus the applicable sales charge, if any, determined by a Fund in the manner prescribed in its then current Prospectus. The Distributor shall, insofar as they concern it, comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Act by the Securities and Exchange Commission or any securities association registered under the Exchange Act .

                           The  Portfolios  agree,  as  long as the  Shares  may
legally be issued, to fill all orders confirmed by the Distributor in accordance with the provisions of this Agreement.

                  3. EXPENSES; COMPENSATION. The Distributor agrees promptly to pay or reimburse the Portfolios for all expenses (except expenses incurred by the Portfolios in connection with the preparation, printing and distribution of any prospectus or report or other communication to shareholders, to the extent that such expenses are incurred to effect compliance with the Federal or state laws or to enable such distribution to shareholders) (a) of printing and distributing copies of any prospectus and of preparing, printing and distributing any other material used by the Distributor in connection with offering the Shares for sale, and (b) of advertising in connection with such offering. The Portfolios agree to pay all expenses in connection with the registration of the Shares under the Securities Act , all fees and related expenses which may be incurred in connection with the qualification of the Shares for sale in such states (as well as the District of Columbia, Puerto Rico and other territories) as the Distributor may designate, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares, of supplying information, prices and other data to be furnished by it hereunder and through its agents of all data processing and related services related to the share distribution activity contemplated hereby.

                           As  compensation  for  its  services  hereunder,  the
Portfolios agree to pay to the Distributor all amounts received as sales charges as described in the Portfolios' most current Prospectus. Out of such sales charges, the Distributor may allow such concessions or reallowances to dealers as it may from time to time determine.

                           The Corporation  agrees to execute such documents and
to furnish such information as may be reasonably necessary, in the discretion of the Board of Directors ("Directors") of the Corporation, in connection with the qualification of the Shares for sale in such states (as well as the District of Columbia, Puerto Rico and other territories) as the Distributor may designate. The Distributor also agrees to pay all fees and related expenses connected with its own qualification as a broker or dealer under Federal or state laws and, except as otherwise specifically provided in this Agreement or agreed to by the Corporation, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement (including the expenses of qualifying the Corporation as a dealer or broker under the laws of such states as may be designated by the Distributor, if deemed necessary or advisable by the Corporation).

                  4.   PROSPECTUS  AND  OTHER   INFORMATION.   The   Corporation
represents and warrants to and agrees with the Distributor that:

                           (a)  The   Registration   Statement,   including  the
Prospectus and Statement of Additional Information, relating to the Shares has been filed under both the Act and the Securities Act and has become effective.

                           (b) At all times  during the term of this  Agreement,
except when the officers of the Corporation have suspended or discontinued the sale and issuance of the Shares of a Fund as contemplated by Section 2 hereof, the Registration Statement, Prospectus and Statement


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

of Additional Information will conform in all material respects to the requirements of the Act and the rules and regulations of the Securities and Exchange Commission, and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to any statements or omissions in any of such documents based upon written information furnished to the Corporation by the Distributor specifically for use therein.

                           (c) The Corporation  agrees to prepare and furnish to
the Distributor from time to time, a copy of the Prospectus, and authorizes the Distributor to use such Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of the Shares. The Corporation also agrees to furnish the Distributor from time to time, for use in connection with the sale of such Shares, such information (including the Statement of Additional Information) with respect to the Portfolios and the Shares as the Distributor may reasonably request.

                  5.       INDEMNIFICATION.

                           (a) The Corporation  will indemnify and hold harmless
the Distributor and each person, if any, who controls the Distributor within the meaning of the Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or any other written sales material prepared by the Corporation or the Portfolios which is utilized by the Distributor in connection with the sale of Shares of the Fund or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Prospectus and Statement of Additional Information) necessary to make the statement therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Corporation or the Portfolios will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus or Statement of Additional Information in conformity with written information furnished to the Corporation by the Distributor specifically for use therein; and PROVIDED, FURTHER, that nothing herein shall be so construed as to protect the Distributor against any liability to the Corporation or the Portfolios, or the security holders of the Portfolios to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement. This indemnity provision will be in addition to any liability which the Corporation may otherwise have.

                           (b) The Distributor  will indemnify and hold harmless
the Corporation, each of its Directors and officers and each person, if any, who controls the Corporation within the meaning of the Act, against any losses, claims, damages or liabilities to which the Corporation or any such Director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or any sales material not prepared by the Corporation or the Portfolios which is utilized in connection with the sale of the


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

Shares or arise out of or are based upon the omissions or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Prospectus and Statement) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement, Prospectus and Statement of Additional Information to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Corporation by the Distributor specifically for use therein; and the Distributor will reimburse any legal or other expenses reasonably incurred by the Corporation or any such Director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision will be in addition to any liability which the Distributor may otherwise have.

                           (c) Promptly  after receipt by an  indemnified  party
under this Section of notice of
the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  6. TERM OF AGREEMENT. This Agreement shall continue in full force and effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved in the manner required by the Act, and the Distributor has not have notified the Corporation in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by the Corporation on 60 days' written notice to the Distributor by vote of the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Corporation (as defined by the Act). This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                  7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.


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


         IN WITNESS WHEREOF, the Corporation and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the date above written.



                                         [CORPORATION/TRUST]



                                By:      ___________________________
                                         [Name]
                                         [Title]



                                         AIG SUNAMEIRICA CAPITAL SERVICES, INC.


                                By:      _________________________
                                         [Name]
                                         [Title]